January 28, 2016

Unified Series Trust

2960 North Meridian Street

Suite 300

Indianapolis, Indiana 46208

Re: Unified Series Trust, File Nos. 333-100654 and 811-21237

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 345 to the Unified Series Trust’s Registration Statement (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 347 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP